                                                            Page 6 of 15 Pages

Deutsche Bank Trust Company Americas
as trustee of the ALPS 96-1 Trust
60 Wall Street
26th Floor - MS NYC60 - 2606
New York
NY 10005

Attention:  Corporate Trust and Agency Services
            - Structured Finance Services

Fax:        +1 212 797 8606
                                                                13 January 2005

Dear Sirs

Deed  of  Charge, Assignment  and   Priorities  dated  27  June   1996  between,
inter   alia,  Aircraft  Lease  Portfolio   Securitisation  92-1   Limited  (the
Company) and Deutsche Trustee Company Limited (the Deed of Charge)

Proposed sale of a portfolio of nine aircraft

     1. We refer to the Deed of Charge.  This notice constitutes both a "Class D
Preliminary Sale Notice" and a "Class D Secondary Sale Notice",  each as defined in Clause 10.10(e)(ii) of the Deed of Charge. The text of Clause 10.10(e)(ii) of the Deed of Charge is set out in Appendix 1 to this notice.

     2. This  Class  D  Preliminary  and  Secondary  Sale  Notice  replaces  and supersedes the Class D Preliminary and Secondary Sale Notice delivered to you on
24 December 2004 (the Previous Notice).

     3.  Pursuant to the Previous  Notice the Company  gave you notice,  in your capacity  as  holder  of all of the  outstanding  Class  D Notes  issued  by the
Company,  that the  Company had  received a bona fide offer from a wholly  owned subsidiary  of  an  investment grade  entity (the  Purchaser)  and  had  entered into a letter of intent with  the Purchaser  with respect to the purchase by the
Purchaser  of  the  nine aircraft  set  out in  Appendix 2  to this  notice (the
Aircraft) for a purchase price of US$90,000,000.

     4. In  accordance  with  Clause  10.10(e)(ii)  of the Deed of  Charge,  the
Company  hereby  gives  you  notice,  in your  capacity  as holder of all of the outstanding Class D Notes issued by the Company, that following further detailed negotiations  and discussions  between the Company and the Purchaser the Company has  received a revised bona fide offer from the  Purchaser  with respect to the proposed  purchase by the  Purchaser  of the Aircraft and has entered into a new letter of intent with respect to the  purchase of the Aircraft by the  Purchaser
for  an  increased   purchase  price  of  US$93,250,000  (the  Purchase  Price).
The new letter of intent  replaces and supersedes the original letter of  intent referred to in the Previous Notice.

     5. The Purchase  Price is less than the "Class D Note Target Price" for the
Aircraft as referred to in Clause  10.10(e)(ii) of the Deed of Charge. The Class
D Note Target Price has been calculated by Deutsche Bank Trust Company Americas, as Cash Manager of the Company, as being US$199,802,829 as at 15 December 2004.

                                                            Page 7 of 15 Pages

     6.  The  Purchase  Price is  "gross"  in terms  of  security  deposits  and maintenance  reserves,  and assumes that on the date of transfer of title to the
Aircraft  by the Company to the  Purchaser,  the  Company  will  transfer to the
Purchaser  (or the  Purchaser  will  deduct  from the  Purchase  Price) the cash security  deposit (if any) and all  maintenance  reserves  held on that date for that Aircraft by the Company or the relevant subsidiary of the Company.  Details of these security  deposits and maintenance  reserves are available upon request from the  Administrative  Agent of the Company whose contact details are set out in paragraph 10 below.

     7. As the  holder  of all the  outstanding  Class  D  Notes  issued  by the
Company, you are granted an option,  pursuant to Clause 10.10(e)(ii) of the Deed of Charge, to purchase the Aircraft in accordance with the terms of such Clause.
This option replaces and supersedes the option granted to you in relation to the original letter of intent referred to in the Previous  Notice,  which option has now lapsed.

     8. If you wish to exercise  the new option,  you are  required  pursuant to
Clause  10.10(e)(ii) of the Deed of Charge to give irrevocable written notice to the  Company's  Administrative  Agent at the address given below (with a copy to
Babcock &  Brown  Limited  as Servicer and  Deutsche Trustee Company  Limited as
Security  Trustee) on or prior to 12 February 2005, being 30 days after the date of your receipt of this  document  (which you will be deemed to have received on
13 January 2005).

     9.  Pursuant  to Clause  10.10(f)(ii)  of the Deed of Charge each holder of
Class E Notes issued by the Company is also granted a new option to purchase the
Aircraft and the new option granted to you as holder of all outstanding  Class D
Notes is subject to the  exercise  by any Class E  Noteholder  of its new option under Clause 10.10(f)(ii).  A notice has accordingly also been sent today to the holder of the Class E Notes in accordance  with Clause  10.10(f)(ii) of the Deed of Charge.

     10. If you wish to clarify any matter  relating to the proposed sale of the
Aircraft or your rights as Class D Noteholder,  the Administrative  Agent of the
Company,  Mourant & Co.  Limited, can  be contacted at  22 Grenville Street, St.
Helier,  Jersey,  JE4 8PX, Channel Islands (Tel: +44 1534 609 000; Fax: +44 1534
609 333; Attention: Daniel Le Blancq).

                                                            Page 8 of 15 Pages

Yours faithfully,

___________________________

For and on behalf of
Aircraft Lease Portfolio Securitisation 92-1 Limited

                                                            Page 9 of 15 Pages

                                 Appendix  1

                 CLAUSE 10.10(e)(ii) OF THE DEED OF CHARGE

     "The Company or the Security  Trustee,  when the Security Trustee is acting pursuant  to  Clause  8.03  of  this  Deed,  shall  provide  written  notice  (a
Class  D  Preliminary  Sale  Notice)  to  each Class  D  Noteholder of  any bona fide offer  received by the Company, any ALPS Subsidiary or any Special Lessoror
the Security Trustee from a prospective purchaser  with respect  to the proposed purchase  of  an Aircraft at  a price that is less than  the Class D Note Target
Price  for  such Aircraft  other than any  such offer made in  connection with a
Public Sale.  In  the event the  Company,  any  ALPS  Subsidiary  or any Special
Lessor  or the  Security  Trustee  enters  into a letter  of  intent  with  such prospective  purchaser with respect to the sale of such Aircraft at a price that is less than the Class D Note Target Price, the Company, or the Security Trustee
when the Security  Trustee is acting pursuant to Clause 8.03 of this Deed, shall provide  written  notice  thereof  (a Class D  Secondary  Sale  Notice) to  each
Class  D  Noteholder.  Other  than in  the case  of a Public Sale, each  Class D
Noteholder  shall  have  the  right to  purchase  for  U.S.  Dollars  cash  such
Aircraft  at a price equal to 102% of the price at which the  Company,  any ALPS
Subsidiary or any Special Lessor (or the Security  Trustee when acting  pursuant to  Clause 8.03  of this Deed)  proposes  to sell such  Aircraft  subject to the exercise  by any  Class E  Noteholder  of its  right to  purchase  under  Clause
10.10(f)  below and the right of any Class D Noteholder to purchase under Clause
10.10(e)(i)  above,  and provided that the Company or the Security Trustee (when acting  pursuant to Clause 8.03 of this Deed),  as the case may be,  delivered a
Class D Secondary Sale Notice with respect thereto.  Such right may be exercised in respect of any  Aircraft,  if at all, by  irrevocable  written  notice to the
Company (with a copy to the Servicer and the Security  Trustee)  delivered on or prior to the later of (x) 30 days after the Class D Noteholder's  receipt of the
Class D Preliminary  Sale Notice with respect  thereto and (y) 11  Business Days after the Class D Noteholder's receipt of the Class D Secondary Sale Notice with respect thereto.  After receipt of such notice by the Company, the Company, such
ALPS  Subsidiary,  such Special Lessor or the Security  Trustee,  as applicable, shall sell,  or cause to be sold,  and the first  notifying  Class D  Noteholder shall  purchase,  such  Aircraft  at such  price  pursuant  to a sale  agreement substantially  in the form of Exhibit S,  with such changes thereto as the Board
(or the Security  Trustee when acting  pursuant to Clause 8.03 of this Deed) may approve.  Any sale  pursuant  to this  Clause 10.10(e)(ii)  will be  consummated within 90 days of receipt by the Company of the notice  exercising such right to purchase such Aircraft.  In addition to the foregoing,  if the Company, any ALPS
Subsidiary,  any  Special  Lessor or the  Security  Trustee  proposes to sell an
Aircraft by bids at a public sale (a Public  Sale) it  shall  notify each  Class
D Noteholder  of  the  proposed  Public  Sale  at  leas  11 Business Days  prior thereto or, if earlier,  on the date  on  which  it  first  publishes notice  of such sale."

                                                            Page 10 of 15 Pages

                                 Appendix 2

                                  AIRCRAFT

      1.  one Boeing 767-300ER aircraft bearing manufacturer's serial number 24952

      2.  one Boeing 767-300ER aircraft bearing manufacturer's serial number 25000

      3.  one Boeing 737-400 aircraft bearing manufacturer's serial number 23869

      4.  one Boeing 737-400 aircraft bearing manufacturer's serial number 24519

      5.  one MD-83 aircraft bearing manufacturer's serial number 49786

      6.  one MD-83 aircraft bearing manufacturer's serial number 49785

      7.  one Boeing 737-400 aircraft bearing manufacturer's serial number 23870

      8.  one Boeing 737-500 aircraft bearing manufacturer's serial number 24898

      9.  one Boeing 757-200 aircraft bearing manufacturer's serial number 25054